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                                                                    Exhibit 10.5

                               SECURITY AGREEMENT

                  This Security Agreement is entered into as of December 19, 2002, by and between U.S. Plastic Lumber Corp., a Nevada corporation ("Debtor"), with an address for notices at 2300 Glades Road, Suite 4400, Boca Raton, Florida 33486, and GUARANTY BUSINESS CREDIT CORPORATION ("Secured Party"), located at 333 South Grand Avenue, Suite 1650, Los Angeles, California 90071.

                  1. Grant of Security Interest. Debtor hereby grants to Secured Party a continuing lien on and security interest in the property described or referred to in Paragraph 2 below (collectively, the "Collateral") to secure prompt payment and full performance of the liabilities described in Paragraph 3 below (collectively, the "Liabilities").

                  2. Collateral. The Collateral consists of all personal property and assets now or hereafter owned by Debtor or in which Debtor otherwise has any rights, whether now existing or hereafter arising, including but not limited to the following: (a) all accounts, contract rights and general intangibles, receivables and claims of Debtor whether now or hereafter arising, all guaranties and security therefor and all of Debtor's right, title and interest in the goods purchased and represented thereby including all of Debtor's rights in and to returned goods and rights of stoppage in transit, replevin and reclamation as unpaid vendor; (b) all chattel paper including electronic chattel paper and tangible chattel paper; (c) all documents and instruments; (d) all letters of credit and letter-of-credit rights; (e) all supporting obligations; (f) all deposit accounts; (g) all investment property (other than the membership units of Quakertown, LLC) and financial assets; (h) all inventory and all accessions thereto and products thereof and documents therefor; (i) all furniture, fixtures, equipment and machinery, wherever located and whether now or hereafter existing, and all parts thereof, accessions thereto, and replacements therefor and all documents and general intangibles covering or relating thereto; (j) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and any other designs or sources of business identifiers, indicia of origin or similar devices, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, together with all of the goodwill associated therewith, in each case whether now or hereafter existing, and all rights and interest associated with the foregoing; (k) all copyrights, and all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, and all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, together with all rights and interests associated with the foregoing; (l) all patents, patent applications, and patentable inventions, all continuations, divisions, renewals, extensions, modifications, substitutions, continuations-in-part, or reissues of any of the foregoing, the right to sue for past, present, and future infringements of any of the foregoing, all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing, and all other rights and benefits relating to any of the foregoing throughout the world; (m) all general intangibles; (n) all books and records pertaining to the foregoing, including but not limited to computer programs, data, certificates, records, circulation lists, subscriber lists, advertiser lists, supplier lists, customer lists, customer and supplier contracts, sales orders, and purchasing records; (o) all software including but not limited to computer programs and supporting information provided in
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connection with a transaction relating to the program, and computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded; (p) all health care insurance receivables; (q) all commercial tort claims; and (r) all proceeds of the foregoing, including without limitation proceeds of insurance policies.

                  3. Liabilities. The liabilities ("Liabilities") secured under this Security Agreement are all obligations of Debtor to Secured Party pursuant to (i) that certain Secured Continuing Corporate Guaranty of even date herewith (as amended, restated, supplemented or modified from time to time, the "Guaranty") pursuant to which Debtor guarantied any and all of the obligations of U.S. Plastic Lumber Ltd., a Delaware corporation ("Borrower") to Secured Party, including, without limitation, under that certain Loan and Security Agreement of even date herewith by and between Borrower and Secured Party and any and all amendments, replacements, modifications and supplements thereto (the "Loan Agreement") and (ii) this Security Agreement.

                  4. Covenants of Debtor. Until the Liabilities are paid in full, Debtor agrees that it shall:

                           (a)      not sell or otherwise dispose of the
Collateral;

                           (b)      not create, incur, assume or permit to exist
any liens, encumbrances, security interests, levies, assessments or charges (collectively, "Liens") on or in any of the Collateral other than Permitted Encumbrances (as defined in the Loan Agreement), without Secured Party's consent;

                           (c)      appear in and defend, at Debtor's own
expense, any action or proceeding which may affect Debtor's title to or Secured Party's interest in the Collateral;

                           (d)      procure or execute and deliver, from time to
time, in form and substance satisfactory to Secured Party in its discretion reasonably exercised, any endorsements, assignments, financing statements or other writings deemed necessary or appropriate by Secured Party to perfect, maintain or protect Secured Party's security interest in the Collateral and the priority thereof, and take such other action and deliver such other documents, instruments and agreements pertaining to the Collateral as Secured Party may reasonably request to effectuate the intent of this Security Agreement;

                           (e)      notify Secured Party in writing at least
thirty (30) days prior to any change in Debtor's name, identity or business structure, or any addition or change to the address of the chief executive office or principal place of business of Debtor specified in the introductory paragraph hereof;

                           (f)      keep separate, accurate and complete records
of the Collateral and provide Secured Party during normal business hours with access thereto upon reasonable notice

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if no Event of Default exists (and without notice if an Event of Default exists)
and to Debtor's financial records, in each case with the right to make extracts therefrom;

                           (g)      provide Secured Party during normal business
hours with access to the Collateral, and with such other information as Secured Party may reasonably request from time to time;

                           (h)      maintain and preserve its existence, and all
rights, privileges, franchises and other authority necessary for the conduct of its business; and

                           (i)      continue operations in the same form and
structure of business as currently conducted, and not (x) merge or consolidate with or acquire or be acquired by any other corporation, partnership, entity or person or (y) incorporate in another jurisdiction, without Secured Party's prior written consent.

                  5. Authorized Action By Secured Party. (a) After the occurrence and during the continuance of any "Event of Default" (as defined below), Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact to do (but Secured Party shall not be obligated to and shall not incur any liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to do, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including, without limitation, the right to:

                           (i)      collect by legal proceedings or otherwise
and endorse, receive and receipt for all payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral;

                           (ii)     enter into any extension, deposit or other
agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, the Collateral;

                           (iii)    process and preserve the Collateral; and

                           (iv)     make any reasonable compromise, settlement
or adjustment, and take any action it deems advisable, with respect to the Collateral upon five Business Days' prior written notice to Debtor.

                           (b)      Debtor agrees to reimburse Secured Party
upon demand for any reasonable costs and expenses, including reasonable attorneys' fees, Secured Party may incur while acting as Debtor's attorney-in-fact hereunder, all of which costs and expenses are included in the Liabilities secured hereby and are payable upon demand, with interest thereon at the rate then applicable to the obligations of Borrower to Secured Party pursuant to the terms of the Loan Agreement.

                           (c)      It is further agreed and understood between
the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party's possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Liabilities or with respect to the Collateral.

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                           (d)      Whether or not Debtor is in default, Debtor
agrees that Secured Party may at any time send verification requests to account debtors, and so long as an Event of Default has not occurred, such requests will not identify Secured Party to any account debtor on any Collateral.

                           (e)      If Debtor's records are prepared or retained
by a computer service company or any accountant or accounting service, so long as any Liabilities are outstanding, Debtor grants Secured Party the absolute and irrevocable right, with reasonable notice to Debtor, to inspect such records (including Debtor's internal work papers), receive duplicate copies of all information furnished to Debtor and prepared by such company, accountant or accounting service, and agrees to furnish such consents as may be necessary to effectuate the same. Debtor further agrees to promptly notify Secured Party of the name and address of such company, accountant or accounting service and of any change in respect thereof.

                           (f)      All the foregoing powers authorized herein,
being coupled with an interest, are irrevocable so long as any Liabilities are outstanding.

                  6. Default. The occurrence of any of the following events or conditions (herein "Events of Default") shall constitute an Event of Default hereunder:

                           (a)      breach, violation or nonperformance of any
covenant on Debtor's part hereunder or under the Guaranty;

                           (b)      non-payment of any of the Liabilities as and
when due and payable to Secured Party after giving of any required notice and expiration of any applicable grace period;

                           (c)      any bankruptcy or other insolvency
proceeding is commenced by Debtor, or any such proceeding is commenced against Debtor; or

                           (d)      any Event of Default under and as defined in
the Loan Agreement.

                  Any Event of Default that shall have occurred hereunder or under the Loan Agreement at any time shall be deemed continuing unless such Event of Default is (i) cured, provided that an Event of Default may only be cured within the time-frame and only if so expressly permitted under the terms of this Agreement or the Loan Agreement, as applicable or (ii) waived in writing by GBCC.

                  7. Remedies. Upon the occurrence and during the continuation of any Event of Default, Secured Party may, at its option, with prompt subsequent notice but without demand on Debtor, declare all Liabilities immediately due and payable, and Secured Party shall have all the default rights and remedies of a secured party under division 9 of the California Uniform Commercial Code (the "UCC") and other applicable law as well as the following rights and remedies, all of which may be exercised with or without further notice to Debtor other than notices which Debtor is not permitted to waive under the UCC):

                           (a)      to the extent permitted by law, to notify
any and all obligors and account debtors on the Collateral that the same has been assigned to Secured Party and that all payments thereon are to be made directly to Secured Party;

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                           (b)      to settle, compromise or release, on terms
reasonably acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral, and to extend the time of payment, make allowances and adjustments and to issue credits in Secured Party's name or in the name of Debtor in respect thereof;

                           (c)      to enter any premises where any Collateral
may be located and to take possession of and remove the Collateral, with or without judicial process;

                           (d)      to sell or otherwise dispose of the
Collateral or any part thereof, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party;

                           (e)      to remove from any premises where the same
may be located, any and all documents, instruments, files and records relating to the collateral (provided, that Secured Party agrees to (x) give receipts for such items to Debtor and (y) use the same standard of care for such documents, instruments files and records as Secured Party would use for its own property of a similar nature; provided further, that Secured Party shall incur no liability with respect to the foregoing subparagraphs (x) and (y) except in the case of its gross negligence or willful misconduct), and Secured Party may, at Debtor's expense, use the supplies and space of Debtor at its places of business as may be necessary to properly administer and control the Collateral or the handling of collections and realizations thereon;

                           (f)      receive, open and forward any mail addressed
to Debtor or its Affiliates (as defined in the Loan Agreement); and if GBCC is collecting the Accounts (as defined in the Loan Agreement) directly, put GBCC's address on any statements mailed to the applicable Account Debtors (as defined in the Loan Agreement); and

                           (g)      take or bring, in Secured Party's name or in
the name of Debtor, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral;

all at Secured Party's sole option and as Secured Party in its sole discretion may deem advisable.

                  8. Application of Proceeds of Collateral. The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied first to the expenses (including all reasonable attorneys' fees) of retaking, holding, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Liabilities secured hereby, application as to any particular obligation or indebtedness or against principal or interest to be in Secured Party's discretion. Debtor shall be liable to Secured Party and shall pay to Secured Party on demand any deficiency which may remain after such sale, disposition, collection or liquidation of Collateral.

                  9. Cumulative Rights. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party under any statute or rule of law or any other document, instrument or agreement, all of

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which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

                  10. Waiver. Any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Party. Debtor waives any right to require Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in Secured Party's power prior to pursuing Debtor in respect of the Liabilities.

                  11. Setoff. Debtor agrees that Secured Party may exercise its rights of setoff with respect to the Liabilities in the same manner as if the Liabilities were unsecured upon the occurrence and during the continuance of an Event of Default.

                  12. Binding Upon Successors. All rights of Secured Party under this Security Agreement shall inure to the benefit of its successors and assigns, and all obligations of Debtor shall bind the representatives, executors, administrators, heirs, successors and assigns of the Debtor; provided that Debtor may not transfer or assign its obligations hereunder without the prior written consent of the Secured Party. Any transfer or assignment by Debtor in violation of the foregoing shall be null and void.

                  13. Entire Agreement; Severability. This Security Agreement contains the entire security agreement between Secured Party and Debtor with respect to the Collateral. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

                  14. References. The captions or titles of the paragraphs of this Security Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                  15. Choice of Law. This Security Agreement shall be construed in accordance with and governed by the laws of the State of California, and, where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the California Uniform Commercial Code. DEBTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF LOS ANGELES OR THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, AS SECURED PARTY MAY DEEM APPROPRIATE, OR IF REQUIRED, THE MUNICIPAL COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF LOS ANGELES IN CONNECTION WITH ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, AND DEBTOR WAIVES ANY OBJECTION RELATING TO THE BASIS FOR PERSONAL OR IN REM JURISDICTION OR TO VENUE WHICH IT MAY NOW OR HEREAFTER HAVE IN ANY SUCH SUIT, ACTION OR PROCEEDING. BOTH DEBTOR AND SECURED PARTY WAIVE ANY RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

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                  16. Attorneys' Fees. If any legal action or proceeding shall be commenced at any time by any party to this Security Agreement in connection with the interpretation of this Security Agreement or the enforcement of any rights or remedies hereunder, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

                  17. Notice. Any written notice, consent or other communication provided for in this Security Agreement shall be given and deemed received as provided in the Guaranty.

                  18. Counterparts. This Security Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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                  The undersigned have entered into this Security Agreement as of the date first above written.

SECURED PARTY:                             DEBTOR:

GUARANTY BUSINESS CREDIT                   U.S. PLASTIC LUMBER CORP.
CORPORATION

By  /s/ Ronald S. Montgomery               By  /s/ Bruce C. Rosetto
   -------------------------------           -------------------------------
Name:   Ronald S. Montgomery               Name:   Bruce C. Rosetto
Its     Senior Vice President              Its     General Counsel and Secretary